Exhibit 99.1
Local Bounti Receives Continued Listing Standard Notice from NYSE
HAMILTON, MT – March 3, 2023 – Local Bounti Corporation (NYSE: LOCL, LOCL WS) (“Local Bounti” or the “Company”), a breakthrough U.S. indoor agriculture company combining the best aspects of vertical and greenhouse growing technologies, today announced that it received notice from the New York Stock Exchange (the “NYSE”) on February 28, 2023, indicating that Local Bounti is not in compliance with NYSE’s continued listing standards because the average closing price of Local Bounti’s common stock was less than $1.00 over a consecutive 30 trading-day period.

Under NYSE rules, Local Bounti has a period of six months from receipt of the notice to regain compliance with the NYSE minimum stock price listing requirement. The notice does not result in the immediate delisting of Local Bounti’s common stock from the NYSE. Local Bounti intends to notify the NYSE of its intent to cure the stock price deficiency and return to compliance with the NYSE continued listing standards. Local Bounti intends to consider available alternatives, including, but not limited to, a reverse stock split, subject to stockholder approval, no later than at Local Bounti’s next annual meeting of stockholders, if necessary, to cure the stock price non-compliance. Local Bounti’s common stock will continue to be listed and trade on the NYSE during this cure period, subject to Local Bounti’s compliance with other NYSE continued listing standards.
About Local Bounti
Local Bounti is redefining indoor farming with an innovative method – its proprietary Stack & Flow Technology™ – that significantly improves crop turns, increases output and improves unit economics. Local Bounti operates advanced indoor growing facilities across the United States, servicing approximately 10,000 retail doors with its two brands: Local Bounti® and Pete’s®. We grow healthy food utilizing a hybrid approach that integrates the best attributes of controlled environment agriculture with natural elements. Our sustainable growing methods are better for the planet, using 90% less land and 90% less water than conventional farming methods. With a mission to ‘bring our farm to your kitchen in the fewest food miles possible,’ Local Bounti’s food is fresher, more nutritious, and lasts longer than traditional agriculture. To find out more, visit localbounti.com or follow Local Bounti on LinkedIn for the latest news and developments.
Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events, such as any potential plans of the Company to cure the stock price deficiency, including by action that would require a stockholder vote. In some cases, you can identify forward-looking statements by terminology such as “intends,” “plans,” and “will,” or the negative of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including the Company’s ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period, the Company’s ability to continue to comply with applicable listing standards of the NYSE, and the other factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated by our Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2022, and in other filings that the Company has made and may make with the Securities and Exchange Commission in the future. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our business or operations. Such statements are not intended to be a guarantee of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Investor Relations and Media Contact
Jeff Sonnek
investors@localbounti.com